IBX GROUP, INC.
                            CERTIFICATE OF AMENDMENT
         PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

          IBX GROUP, INC., a corporation organized and existing under the Florida Business Corporation Act (the "Corporation"), hereby certifies as follows:

FIRST: That by the articles of incorporation duly filed in the State of Florida, as currently amended, the Corporation is "authorized to issue 5,000,000 shares of preferred stock, $0.005 par value, the attributes of which are to be determined by resolution of the Corporation's Board of Directors from time to time, prior to issuance, in conformity with the requirements of Section 607.0602 of the Florida Business Corporation Act." 80,000 shares have been previously designated Class A Nonvoting Convertible Preferred Stock.

SECOND: That pursuant to the authority vested in the Board of Directors by the articles of incorporation, the board of directors at a meeting duly convened and held on February 17, 2003, adopted the following resolution:

          RESOLVED, that the Board of Directors hereby creates and designates the series of Preferred Stock, $0.005 par value, of the Corporation, authorizes the issuance thereof, and fixes the designation and amount thereof and the preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereof as follows:

     1.1  DESIGNATION AND AMOUNT.

          The shares of the new class of Preferred Stock shall be designated "Series B Convertible Preferred Stock, (hereinafter sometimes called " Series B Preferred Stock"), and the number of shares which may be issued shall be 1,000,000.

     1.2  DIVIDENDS.

          (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of the common stock of the Corporation (the "Common Stock") and of any other stock of the Corporation ranking junior to the Series B Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of any funds legally available for the purpose, annual dividends payable in cash on December 31 of in each year (each such date being referred to herein as a "Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to $80.00 per share. Such dividends shall not be cumulative and shall not accrue.

          (B) Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on the record date for the payment date thereof.
          ____________________________________________________________

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IBX GROUP, INC.                                         CERTIFICATE OF AMENDMENT
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     1.3  CONVERSION.

          The holders of shares of the Series B Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation, subject to the following terms and conditions:

          (A) The shares of Series B Preferred Stock may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10th of a share) of Common Stock;

          (B) The shares of Series B Preferred Stock shall be convertible at the office of transfer agent for the Common Stock (the "Transfer Agent"), and at such other place or places, if any, as the Board of Directors of the Corporation may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/10th of a share) of Common Stock.

          (B) The number of shares of Common Stock issuable upon conversion of each share of the Series B Preferred Stock shall be equal to two thousand (2,000) shares of Common Stock (the "Set Conversion Rate"), subject to adjustment from time to time in certain instances as hereinafter provided.

          (C) No fractional shares of Common Stock will be issued, rather, one fractional share per holder will be rounded up to a whole share.

          (D) Before any holder of shares of the Series B Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed and dated to the Corporation with a notarization, at the office of the Transfer Agent or at such other place or places, if any, as the Board of Directors of the Corporation has designated, and shall give written notice to the Corporation at said office or place that he elects to convey the same and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued.

          (E) The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of the Series B Preferred Stock certificates for the number of full shares of Common Stock to which he, she or it shall be entitled as aforesaid.

          (F) Shares of the Series B Preferred Stock shall be deemed to have been converted as of the close of business on the date of the certificate is surrendered for conversion as provided above so long as it is received by the Corporation or the Corporation's transfer agent no later than the tenth business day thereafter, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

     1.4  ADJUSTMENTS

          (A) The Set Conversion Rate in effect at any time shall be subject to adjustment as follows:
          ____________________________________________________________

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IBX GROUP, INC.                                         CERTIFICATE OF AMENDMENT

               (1) The Set Conversion Rate in effect at the time of the record or effective date for the following listed events shall be proportionately adjusted so that the holder of any share of the Series B Preferred Stock surrendered for conversation after such time shall be entitled to receive the kind and amount of shares which he would have owned or have been entitled to receive had such share of the Series B Preferred Stock been converted immediately prior to such time:

                    (a) If the Corporation declares a dividend on its Common Stock in shares of its capital stock;

                    (b) If the Corporation subdivides its outstanding shares of Common Stock;

                    (c) If the Corporation combines its outstanding shares of Common Stock into a smaller number of shares; or

                    (d) If the Corporation issues by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock.

               (2) Such adjustment shall be made successively whenever any event listed above shall occur.

               (3) All calculations under this Section 1.4 shall be made to the nearest cent or the nearest 1/10th of a share, as the case may be.

               (6) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, the holder of each share of the Series B Preferred Stock shall after such consolidation, merger, sale or transfer have the right to convert such share of the Series B Preferred Stock into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of such share of the Series B Preferred Stock immediately prior to such consolidation, merger, sale or transfer.

          (B) In the event that at any time, as a result of an adjustment made pursuant to this Section 1.4, the holder of any share of the Series B Preferred Stock surrendered for conversation shall become entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of any share of the Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in the foregoing subsections of this Sections 1.4 and the provisions of this Section 1.4 with respect to the Common Stock shall apply on like terms to any such other securities.
          ____________________________________________________________

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IBX GROUP, INC.                                         CERTIFICATE OF AMENDMENT

          (C) No adjustment in the Set Conversion Rate shall be required unless such adjustment would require a change of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 1.4(C) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (D) Whenever the Set Conversion Rate is adjustable as herein provided:

               (1) The Corporation shall promptly file with the Transfer Agent for the Series B Preferred Stock a certificate of the treasurer of the Corporation setting forth the adjusted Set Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for any shares of Common Stock issued or deemed to have been issued; and

               (2) A notice stating that the Set Conversion Rate has been adjusted and setting forth the adjusted Set Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such additional notice shall be deemed to be required pursuant to this Section 1.4(D)(2) as of the opening of business on the tenth day after such mailing and shall set forth the Set Conversion Rate as adjusted at such opening of business, and upon the mailing of such additional notice no other notice need be given of any adjustment in the Set Conversion Rate occurring at or prior to such opening of business and after the time that the next preceding notice given by mailing became required.

          (E) In each of the following instances the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of Series B Preferred Stock, at least 10 days prior to the applicable record date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up:

               (1) If the Corporation shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends or other distributions paid out of earned surplus); or

               (2) If the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or
          ____________________________________________________________

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IBX GROUP, INC.                                         CERTIFICATE OF AMENDMENT

               (3) In the event of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

               (4) In the event of any reclassification of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

     1.5  REQUIRED CORPORATE ACTIONS

          (A) (1) The Corporation will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Series B Preferred Stock.

               (2) The Corporation shall from time to time, in accordance with the laws of the State of Florida, endeavor to amend its Articles of Incorporation to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall be not sufficient to permit the conversion of all Series B Preferred Stock.

               (3) The Corporation shall, if any shares of Common Stock required to be reserved for issuance upon conversion of Series B Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

          (B) (1) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the Series B Preferred Stock pursuant hereto.

               (2) The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the shares of the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (C) Whenever reference is made in Sections 1.3. 1.4 or 1.5 to the issuance or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Corporation other than preferred stock of any class with a fixed (absolutely or by reference to an adjustment formula) limit on dividends and a
          ____________________________________________________________

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IBX GROUP, INC.                                         CERTIFICATE OF AMENDMENT
               fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     1.6  LIQUIDATION RIGHTS.

          The Series B Preferred Stock shall have liquidation rights senior to all other outstanding securities of the Corporation, including all other series of preferred shares and any class or series of Common Stock of the Corporation ("Junior Stock"). The holders of Series B Preferred Stock shall be entitled to receive upon a Liquidation Event, in preference to and prior to any distribution to the holders of Junior Stock, an amount (the "Preference Amount") equal to $1,000 for each share of Series B Preferred Stock plus all accrued but unpaid dividends on such Series B Preferred Stock, whether or not declared. After payment of the Preference Amount, the holders of the Series B Preferred Stock shall not be entitled to any further distribution. A "Liquidation Event" shall include, in addition to the actual liquidation, dissolution or winding up of the Corporation, any merger, reorganization, consolidation or the like in which the Corporation's voting securities are exchanged for or converted into less than a majority of the voting securities of the surviving or resulting entity and/or any sale of all or substantially all of the stock or assets of the Corporation.

     1.7  VOTING RIGHTS.

          The holder of each share of the Series B Preferred Stock will have the right to vote on an "as converted" basis. The holders of Series B Stock shall be entitled to vote on all matters on which the common stockholders can vote.

     1.8  PROTECTIVE PROVISIONS

          The consent of the majority of holders of the Series B Preferred Stock, voting together as a single class, will be required for any action which (a) alters or changes any of the powers, preferences, privileges or rights of the Series B Preferred Stock, (b) authorizes or issues additional shares (whether of any existing series of preferred stock or of a new class of equity or debt) having preferences prior to the Series B Preferred Stock as to dividends, liquidation, redemption or assets or (c) reclassifies any common stock into shares having preferences prior to the Series B Preferred Stock as to dividends, liquidation, redemption or assets. Consent of the holders of at least a majority of the Series B Preferred Stock, voting together as a single class, will be required for (i) any sale by the Corporation of substantially all of its assets, (ii) any merger of the Corporation with another entity, or (iii) any liquidation or winding up of the Corporation.

THIRD: That said resolution of the Corporation's board of directors, and the creation and authorization of issuance thereby of said series of 1,000,000 shares of Series B Preferred Stock and determination thereby of the dividend rate, liquidation preferences, voting rights and provisions in respect to conversion or exchange of said stock, were duly made by the Board of Directors pursuant to authority as aforesaid and in accordance with Section 607.0602 of the Florida Business Corporation Act.
          ____________________________________________________________

                                     PAGE 6
IBX GROUP, INC.                                         CERTIFICATE OF AMENDMENT

          IN WITNESS WHEREOF, the Corporation has made under its corporate seal and the hands of its president and secretary, respectively, of said corporation, the foregoing certificate, and the president and secretary have hereunto set their hands and caused the corporate seal of the said corporation to be hereunto affixed this 24th day of February, 2003.

                                 IBX GROUP, INC.

                              By: /s/ Evan Brovenick
                                  ------------------
                                  Evan Brovenick
                                  President


                            Attest: /s/ David Blechman
                                    ------------------
                                    Secretary